UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2025

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave, Jamaica, NY	11434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (718) 978-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On March 11, 2025, Unique Logistics International, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, DP World Logistics US Holdings, Inc., a Delaware corporation (“DP World”), and Unique Merger Co., a Nevada corporation and wholly owned subsidiary of DP World (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of DP World (the “Merger”).

Effect on Capital Stock

As consideration for the Merger, at the effective time of the Merger (the “Effective Time”), each share of (i) common stock of the Company, par value $0.001 (“Common Stock”) issued and outstanding as of immediately prior to the Effective Time will convert automatically into the right to receive an amount of cash, without interest, equal to the quotient of $35,855,000 (the “Total Merger Consideration”) divided by the number of shares of Common Stock outstanding at the Effective Time on a fully diluted, as-converted to Common Stock basis, including the number of shares of Common Stock issuable upon conversion of the Company’s convertible preferred stock, $0.001 par value per share (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”) and upon full exercise, exchange or conversion of all rights to acquire Company Common Stock or instruments convertible into Company Common Stock, rounded to the nearest ten-thousandth (the “Per Share Merger Consideration”), which we expect will be $0.0037, and (ii) Preferred Stock issued and outstanding as of immediately prior to the Effective Time will convert automatically into the right to receive an amount of cash, without interest, equal to the product of (A) the number of shares of Common Stock into which such share of Preferred Stock is convertible in accordance with the certificate of designation for such series of Preferred Stock and (B) the Per Share Merger Consideration, in each case except for shares of Company Stock held by DP World, Merger Sub or the Company or with respect to which the holder thereof has properly exercised dissenter’s rights with respect to such shares in accordance with the applicable provisions of the Nevada Revised Statutes. A portion of the consideration otherwise payable to certain shareholders will be subject to a holdback arrangement pursuant to the Stockholders Support Agreement (as defined below).

Delivery of Stockholder Written Consent

Following the execution of the Merger Agreement, on March 11, 2025, stockholders holding all the outstanding shares of Preferred Stock and 40.3% of the outstanding shares of Common Stock, representing 94.0% of the total voting power of the Company’s stockholders, executed and delivered to the Company written consents (the “Written Consents”) approving the Merger Agreement, the transactions contemplated thereby, including the Merger, and the plan of merger contained therein.

Conditions to Consummation of the Merger

The obligation of the parties to consummate the Merger is subject to certain customary conditions set forth in the Merger Agreement, including, but not limited to (i) the receipt of all required consents, approvals, waivers, clearances, authorizations or permissions of any relevant governmental authority, (ii) the absence of any governmental entity issuing any order or other legal restraint that makes consummation of the Merger illegal or otherwise prohibited, (iii) the Company receiving the requisite stockholder approvals (which has been satisfied by delivery of the Written Consents, as described above), and (iv) at least 20 days having elapsed since the Company’s mailing to its stockholders of an information statement on Schedule 14C with respect to the Merger (in accordance with Regulation 14C of the Securities Exchange Act of 1934).

Additionally, the obligation of DP World to consummate the Merger is contingent on (i) the Company’s representations and warranties made in the Merger Agreement being true and correct, subject to certain materiality standards, (ii) the Company having performed or complied with in all material respects its obligations, agreements and covenants under the Merger Agreement, (iii) Sunandan Ray, our President and Chief Executive Officer, continuing to be an employee of the Company as of the closing of the Merger, (iv) the absence of any material adverse effect with respect to the Company, (v) the Company having received all necessary third-party consents, (vi) the full execution of the Stockholders Support Agreement by the Company stockholders party thereto, and (vii) the number of shares of Company Stock with respect to which the holder has properly exercised dissenter’s rights under Nevada law represents less than 5% of the Common Stock assuming the conversion of all shares of Preferred Stock into Common Stock in accordance with their terms and exercise of any outstanding rights to acquire Common Stock.

Further, the Company’s obligation to consummate the Merger is contingent on (i) DP World’s and Merger Sub’s representations and warranties made in the Merger Agreement being true and correct, subject to certain materiality standards, and (ii) DP World and Merger Sub having performed or complied with in all material respects their obligations, agreements and covenants under the Merger Agreement.

Termination and Fees

The Merger Agreement can be terminated by the Company and DP World by mutual written consent and by either of them (i) if a governmental entity has issued an action prohibiting the Merger or (ii) if the Merger has not closed within six months of the date of the Merger Agreement (the “Outside Date”), subject to certain extensions.

Further, each of DP World and the Company may terminate the Merger Agreement if the other is in breach of any representation, warranty, or covenant contained in the Merger Agreement that would give rise to the failure of a condition to the terminating party’s obligations to effect the Merger, subject to a cure right. The Company may also terminate the Merger Agreement if the board of directors of the Company receives a superior proposal for an alternative transaction prior to the Company’s receipt of the required stockholder approval, and such proposal is not matched by DP World.

If the Merger Agreement is terminated by the Company or DP World because the Merger does not close by the Outside Date or by DP World due to the Company’s breach of any representations or warranties contained in the Merger Agreement, and within 12 months thereof the Company consummates or enters into a definitive agreement with respect to a merger or similar transaction, the acquisition of 50% or more of its consolidated assets or equity securities, or a tender or exchange offer in which another person or group offers to acquire 50% or more of its equity securities, the proposal for which had been made prior to the termination of the Merger Agreement, the Company will be required pay to DP World a termination fee of $1.44 million (the “Termination Fee”). The Merger Agreement also provides for payment of the Termination Fee in connection with certain terminations that are applicable only until receipt of the required stockholder approval (therefore, since, as described above, the Company delivered the Written Consents evidencing such approval on March 11, 2025, these provisions are no longer applicable).

The Merger Agreement contains customary representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules that are not filed publicly and that are subject to a contractual standard of materiality different from that generally applicable to stockholders, and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision. Moreover, certain representations and warranties in the Merger Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual statements of fact about the parties.

Stockholders Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company, DP World, Sunandan Ray, our President and Chief Executive Officer, Frangipani Trade Services, Inc., which is 100% owned by Mr. Ray and owns 322,086,324 shares of Common Stock and 667,738 shares of Series B Preferred Stock that are convertible into 4,371,326,785 shares of Common Stock (or an aggregate of 4,693,413,109 shares of Common Stock on a fully diluted, as-converted basis), and Great Eagle Freight Limited, which owns 153,062 shares of Series B Preferred Stock that are convertible into 1,002,015,791 shares of Common Stock, entered into a stockholders support agreement (the “Stockholders Support Agreement”). Pursuant to the Stockholders Support Agreement, Mr. Ray, Frangipani Trade Services and Great Eagle agreed to vote all of their respective shares of Company Stock, including any shares acquired after the date of the Stockholders Support Agreement, in favor of the Merger Agreement and the transactions contemplated thereby, and refrain from selling or otherwise transferring any shares of Company Stock during the term of the Stockholders Support Agreement, unless otherwise permitted thereunder.

Further, the Stockholders Support Agreement provides that DP World will withhold 65% of the portion of the Total Merger Consideration that is otherwise payable to each of Frangipani Trade Services and Great Eagle pursuant to the Merger Agreement (each, the “Holdback Amount”), all or a portion of which may become payable to each such stockholder at a later date if certain conditions related to gross profit metrics and, with respect to Frangipani Trade Services, integration standards, as set forth therein are met, or if there is a Change of Control, as defined therein, of the Company post-closing. Mr. Ray, Frangipani Trade Services and Great Eagle also agreed to indemnify DP World for losses related to representations they made in the Stockholders Support Agreement, including the representations and warranties that the Company made in the Merger Agreement, which Mr. Ray, Frangipani Trade Services and Great Eagle made in the Stockholders Support Agreement, as well as certain tax liabilities. Mr. Ray, Frangipani Trade Services and Great Eagle also agreed to waive all appraisal, dissenter’s and similar rights relating to the transactions contemplated by the Merger Agreement and any and all claims against the Company or any of its subsidiaries.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Merger Agreement or the Stockholders Support Agreement, and such description is qualified in its entirety by reference to the full text of these agreement, copies of which is filed as Exhibits 2.1 and 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K with respect to the delivery of the Written Consents are hereby incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1*	Agreement and Plan of Merger dated March 11, 2025, by and among Unique Logistics International, Inc., DP World Logistics US Holdings, Inc., and Unique Merger Co.

10.1	Stockholders Support Agreement dated March 11, 2025, by and among Unique Logistics International Inc., DP World Logistics US Holdings, Inc. and certain stockholders thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to the Company’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: March 11, 2025	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer